EXHIBIT 10.1: 2023 STOCK COMPENSATION PLAN

Central Pacific Financial Corp.
2023 Stock Compensation Plan

(Adopted January 24, 2023)

EXHIBIT 10.1: 2023 STOCK COMPENSATION PLAN

CENTRAL PACIFIC FINANCIAL CORP.

2023 STOCK COMPENSATION PLAN

Article 1. Establishment, Purpose, and Duration

1.1     Establishment of the Plan. Central Pacific Financial Corp., a Hawaii corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the Central Pacific Financial Corp. 2023 Stock Compensation Plan (hereinafter referred to as the “Plan”), as set forth in this document.

The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Stock-Based Awards.

The Plan shall become effective upon shareholder approval of the Plan (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2     Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of the Participants to those of the Company’s shareholders, and by providing Participants with an incentive for outstanding performance.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

1.3     Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) the adoption of the Plan by the Board, and (b) the Effective Date.

1.4     Awards under Prior Option Plans. From and after the Effective Date, the Company will make new Awards only under this Plan. For the avoidance of doubt, all awards granted before the Effective Date under any prior plan shall remain in full force and effect and shall continue to be governed by the terms of the applicable plan and related award agreement.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meaning set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1	“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

2.2	“Award” means, individually or collectively, a grant under this Plan of NQSOs, ISOs, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, or Stock-Based Awards.

2.3
“Award Agreement” means either (i) an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan; or (ii) a statement issued by the Company to a Participant describing the terms and provisions of such Award.

2.4	“Beneficial Owner or Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations of the Exchange Act.

2.5	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.6	“Cause” means:

(a)	Gross negligence or gross neglect of duties;

(b)	Commission of a felony or of a gross misdemeanor involving moral turpitude; or

(c)	Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the person’s Service and resulting in an adverse effect on the Company.

2.7	“Change in Control” shall mean any of the following:

(a)	Any “person” (as such term is used in Sections 13(d) and 14(d) of the 1934 Securities Exchange Act) or group becomes the “beneficial owner” (as defined in Rule 13d-3 of the 1934 Securities Exchange Act) or has the right to acquire beneficial ownership, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(b)	The consummation of the sale, lease or other disposition by the Company of all or substantially all of the Company’s assets (including any equity interests in subsidiaries); or

(c)	The consummation of a merger, consolidation, business combination, scheme of arrangement, share exchange or similar transaction involving the Company and any other corporation (“Business Combination”), other than a Business Combination that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such Business Combination; or

(d)	During any period of not more than twelve (12) consecutive months during which the Company continues in existence, not including any period prior to the Effective Date of this Plan, individuals who, at the beginning of such period, constitute the Board of Directors of the Company, and any new Director (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (b) or (c) of this Section 2.7) whose appointment to the Board or nomination for election to the Board was approved by a vote of a majority of the Directors then still in office, either were Directors at the beginning of such period or whose appointment or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors of the Company; or

(e)	Any combination of (a), (b) and (c).

Notwithstanding the foregoing, if any “payment” (as defined for purposes of Section 409A of the Code) to be made hereunder as a result of the occurrence one or more of the foregoing events would be considered “nonqualified deferred compensation” for purposes of Section 409A of the Code, then, as to such payment, such event shall constitute a Change in Control only if the event additionally constitutes a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” (as such terms are defined for purposes of Section 409A of the Code) of the Company.

2.8	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

2.9
“Committee” means the Compensation Committee of the Board. However, if any member of the Compensation Committee is not a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, the Compensation Committee may from time to time delegate some or all of its functions under the Plan to a committee or subcommittee composed solely of members that qualify as such “non-employee directors.” The term “Committee” includes any such committee or subcommittee, to the extent of the Compensation Committee’s delegation.

2.10	“Company” means Central Pacific Financial Corp., a Hawaii corporation, and any successor thereto as provided in Article 18 herein.

2.11
“Consultant” means an individual providing services to the Company, its Affiliates, and/or its Subsidiaries, other than a Director who is not also an Employee of the Company, its Affiliates, and/or its Subsidiaries. Such Consultant shall be eligible to participate in the Plan as selected by the Committee in accordance with Article 5. Notwithstanding any other provision in the Plan to the contrary, the following shall apply in the case of an Consultant who is allowed to participate in the Plan: (a) with respect to any reference in this Plan to the working relationship between such Consultant and the Company, its Affiliates, and/or its Subsidiaries, the term “Service” shall apply as may be appropriate in lieu of the term “employment” or “employ”; (b) no such Consultant shall be eligible for a grant of an ISO; and (c) the exercise period and vesting of an Award following such Consultant’s termination from Service shall be specified and governed under the terms and conditions of the Award as may be determined by the Committee and set forth in the Consultant’s Award Agreement related to such Award, subject to the limitations set forth in the Plan.

2.12	“Director” means any individual who is a member of the Board of Directors of the Company and/or its Subsidiaries.

2.13
“Employee” means any employee of the Company, its Affiliates, and/or its Subsidiaries. Directors who are not otherwise employed by the Company, its Affiliates, and/or its Subsidiaries shall not be considered Employees under this Plan. Individuals described in the first sentence of this definition who are foreign nationals or are employed outside of the United States, or both, are considered to be Employees and may be granted Awards on the terms and conditions set forth in the Plan, or on such other terms and conditions as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.

2.14	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.15
“Fair Market Value” or “FMV” of a Share means, as of any date, the closing selling price of a Share on such date as quoted on the New York Stock Exchange (“NYSE”) or on another established stock exchange (or exchanges) that has reported the greatest volume of trading in Shares on such date. If no sales are reported on an applicable date, the FMV of a Share shall be the closing selling price of a Share as quoted on the NYSE, or on another exchange with the greatest volume of trading in Shares, on the last market trading day with reported sales prior to such applicable date. If Shares are not traded on an established stock exchange, FMV shall be determined by the Committee in good faith based on objective criteria in accordance with Code Section 409A and applicable Treasury regulations.

2.16	“Fiscal Year” means the year commencing on January 1 and ending December 31 or other time period as approved by the Board.

2.17	“Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7 herein.

2.18	“Grant Price” means the price at which a SAR may be exercised by a Participant, as determined by the Committee and set forth in Section 7.1 herein.

2.19
“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 herein and that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code, or any successor provision.

2.20
“Insider” shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.21	“Non-Employee Director” means an individual who is serving as a Director and is not also concurrently serving as an Employee.

2.22
“Nonqualified Stock Option” or “NQSO” means an Option to purchase Shares, granted under Article 6 herein, which is not designated as an Incentive Stock Option or that otherwise does not meet such requirements.

2.23	“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

2.24	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option, as determined by the Committee.

2.25	“Participant” means an Employee, Director or Consultant who has been selected to receive an Award or who has an outstanding Award granted under the Plan.

2.26	“Performance Measures” means measures on which the performance goals are based as described in Article 11.

2.27	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.28	“Performance Share” means an Award so designated granted to a Participant, as described in Article 9 herein.

2.29	“Performance Unit” means an Award so designated granted to a Participant, as described in Article 9 herein.

2.30
“Period of Restriction” means the period during which an Award is subject to forfeiture based on the passage of time, the achievement of performance goals, and/or upon the occurrence of other events as determined by the Committee, at its discretion.

2.31	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.32	“Restricted Stock” means an Award of Shares granted to a Participant pursuant to Article 8 herein.

2.33	“Restricted Stock Unit’’ means an Award of a future right to Shares granted to a Participant pursuant to Article 8 herein.

2.34	“Retirement” means termination of Service as an Employee, at or after age 55 with 10 or more years of Service as an Employee, or such other definition as may be included in an Award Agreement.

2.35
“Service” means a Participant’s employment or other service with the Company or any Subsidiary, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the entity for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Committee or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be an affiliate of the Company. Subject to the foregoing, the Committee, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.

2.36	“Shares” or “Stock” means the Shares of common stock of the Company.

2.37	“Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

2.38	“Stock-Based Award” means an Award granted pursuant to the terms of Section 10.2 herein.

2.39
“Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain owns at least fifty percent (50%) of the total combined voting power in one of the other entities in such chain.

2.40
“Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be cancelled) or an SAR that is granted in tandem with an Option but the exercise of such Option does not cancel the SAR, but rather results in the exercise of the related SAR.

Article 3. Administration

3.1     General. The Committee shall be responsible for administering the Plan. The Committee may employ attorneys, consultants, accountants, and other persons, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding upon the Participants, the Company, and all other interested parties.

3.2     Authority of the Committee. The Committee shall have full and exclusive discretionary power and authority to interpret the terms and the intent of the Plan and to determine eligibility for Awards and to adopt such rules, regulations, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to Article 16, adopting modifications and amendments, or subplans to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3     Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company, its Affiliates and/or its Subsidiaries, or to one or more agents or advisors such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. Except with respect to Awards to Insiders, the Committee may (to the extent permitted by applicable law), by resolution, authorize one or more officers of the Company to do one or both of the following: (a) designate officers, Employees, or Consultants of the Company, its Affiliates, and/or its Subsidiaries to be recipients of Awards; and (b) determine the size of the Award: provided, however, that the resolution providing such authorization sets forth the total number of Shares that may be subject to Awards such officer or officers may grant.

Article 4. Shares Subject to the Plan

4.1     Number of Shares Available for Awards. Subject to adjustment as provided in this Article 4, the maximum number of Shares that may be delivered pursuant to all Awards granted under the Plan (the “Share Authorization”) shall be one million one hundred forty thousand (1,140,000) Shares, which Share Authorization also is the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan and is inclusive of any Shares so issued. No further Awards will be granted under the Central Pacific Financial Corp. 2013 Stock Compensation Plan on or after February 23, 2023, unless the Plan is not approved by the Company’s shareholders at the 2023 annual shareholder meeting, but the Central Pacific Financial Corp. 2013 Stock Compensation Plan shall remain in effect for purposes of Awards previously granted under such plan. Any Shares related to Awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares or payment in cash in lieu of such Shares shall be available again for grant under the Plan. If the Option Price of any Option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), the Share Authorization shall be reduced by the full number of Shares for which the Option is exercised or to be delivered under the Award, including any Shares applied to the Option Price and any Shares applied to tax withholding. If an SAR is exercised, whether payment is to be made in Shares or in cash, the Share Authorization shall be reduced by the full number of Shares for which the SAR is exercised, not just by any Shares or any net number of Shares to be delivered upon such exercise. The Share Authorization shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Stock-Based Awards. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

4.2     Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, Stock dividend, Stock split, reverse Stock split, split up, spin-off, or other distribution of Stock or property of the Company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, in an equitable manner, as applicable, the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Award Limits, and other value determinations applicable to outstanding Awards.

Subject to the provisions of Article 15 and any applicable law or regulatory requirement, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance, assumption, substitution, conversion or termination of Awards under this Plan in connection with any merger, consolidation, acquisition of property or Stock, or reorganization, upon such terms and conditions as it may deem appropriate. Additionally, the Committee may amend the Plan, or adopt supplements to the Plan, in such manner as it deems appropriate to provide for such issuance, assumption, substitution, conversion or termination, all without further action by the Company’s shareholders.

Notwithstanding anything to the contrary, any adjustments, modifications, amendments or changes of any kind made pursuant to this Section 4.2 shall be made in a manner compliant with Section 409A of the Code.

Article 5. Eligibility and Participation

5.1     Eligibility. Individuals eligible to participate in the Plan include all Employees, Directors, and Consultants.

5.2     Actual Participation. Subject to the provisions of the Plan, the Committee may from time to time, select from all eligible Employees, Directors, and Consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6. Stock Options

6.1     Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, provided that ISOs shall not be granted to Non-Employee Directors and Consultants.

6.2     Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be, and is so designated as, an ISO or a NQSO.

6.3     Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee and shall be specified in the Award Agreement. The Option Price shall be at least one hundred percent (100%) of the FMV of the Shares on the date of grant.

6.4     Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5     Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

However, an Option that becomes exercisable based on the Participant’s continued Service as an Employee, Director or Consultant may not become exercisable in whole or in part prior to the expiration of a one (1) year period of such continued Service following the date of grant of such Option. Notwithstanding the foregoing sentence, the Committee shall have the power and the discretion to provide for earlier exercisability in the event a Participant’s Service as an Employee, Director or Consultant terminates due to death or disability or following a Change in Control, and to provide for earlier exercisability and vesting of Awards for a number of Shares that in the aggregate (including Shares under any Restricted Stock, Restricted Stock Units and Stock-Based Awards that vest less than one (1) year from their dates of grant and any SARs exercisable less than one (1) year from their dates of grant) are limited to a number of Shares that does not exceed five percent (5%) of the total number of Shares set forth in Section 4.1.

6.6     Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate FMV at the time of exercise equal to the total Option Price (subject to any requirement necessary to maintain favorable accounting treatment for the Options granted); (c) by “net exercise” reducing the number of Shares otherwise issuable to a Participant upon exercise by the largest whole number of Shares having FMV that does not exceed the Option Price and paying any remaining balance in cash; (d) cashless exercise by delivery of a properly executed exercise notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the Shares being acquired upon the exercise of the Option in compliance with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System; (e) a combination of (a), (b), (c) and/or (d); or (f) by any other method approved by the Committee in its sole discretion and specified in the Award Agreement.

The Company reserves, at all times, the right, in the Committee’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures (including cashless exercise) for payment of the Option Price upon exercise of Options by any means other than payment in cash or its equivalent, including with respect to one or more Participants specified by the Committee notwithstanding that such program or procedures may be available to other Participants.

Subject to Section 6.7 and any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, Share certificates or evidence of book entry Shares, in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7     Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired pursuant to exercise for a specified period of time, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8     Termination of Service. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination. Subject to earlier termination of the Option as otherwise provided by this Plan and unless a different exercise period is provided by the Committee in an Award Agreement or amendment thereto, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate:

(a)
Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(b)
Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service other than for Cause.

(c)
Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service.

(d)
Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

6.9     Transferability of Options.

(a)
Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

(b)
Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, or unless the Board or the Committee decides to permit further transferability, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

6.10    Notification of Disqualifying Disposition. The Participant will notify the Company upon the disposition of Shares issued pursuant to the exercise of an ISO. The Company will use such information to determine whether a disqualifying disposition as described in Section 421(b) of the Code has occurred.

Article 7. Stock Appreciation Rights

7.1     Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The SAR Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The SAR Grant Price must be at least one hundred percent (100%) of the FMV of the Shares on the date of grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

7.2     SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3     Term of SAR. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

7.4     Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

However, an SAR that becomes exercisable based on the Participant’s continued Service as an Employee, Director or Consultant may not become exercisable in whole or in part prior to the expiration of a one (1) year period of such continued Service following the date of grant of such SAR. Notwithstanding the foregoing sentence, the Committee shall have the power and the discretion to provide for earlier exercisability in the event a Participant’s continued Service as an Employee, Director or Consultant terminates due to death or disability or following a Change in Control, and to provide for earlier exercisability and vesting of Shares under Awards that in the aggregate (including Shares under any Restricted Stock, Restricted Stock Units and Stock-Based Awards that vest less than one (1) year from their dates of grant and any Options exercisable less than one (1) year from their dates of grant) are limited to a number of Shares that does not exceed five percent (5%) of the total number of Shares set forth in Section 4.1.

7.5     Exercise of Tandem SARs. Tandem SARs may he exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the FMV of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the FMV of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.6     Payment of SAR Amount. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The difference between the FMV of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof, or in any other manner approved by the Committee at its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.7     Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with the Company, its Affiliates, and or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination. Subject to earlier termination of the SAR as otherwise provided by this Plan and unless a different exercise period is provided by the Committee in an Award Agreement or amendment thereto, an SAR shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate:

(a)
Disability. If the Participant’s Service terminates because of the Disability of the Participant, the SAR, to the extent unexercised and exercisable for vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the SAR’s term as set forth in the Award Agreement evidencing such SAR (the “SAR Expiration Date”).

(b)
Death. If the Participant’s Service terminates because of the death of the Participant, the SAR, to the extent unexercised and exercisable for vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the SAR Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service other than for Cause.

(c)
Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause, the SAR shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service.

(d)
Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the SAR, to the extent unexercised and exercisable with respect to vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the SAR Expir tion Date.

7.8     Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise unless the Board or the Committee decides to permit further transferability, all SARs granted to a Participant under this Article 7 shall be exercisable during his or her lifetime only by such Participant.

7.9     Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable. This includes, but is not limited to, requiring the Participant to hold the Shares received upon exercise of an SAR for a specified period of time.

Article 8. Restricted Stock and Restricted Stock Units

8.1     Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts, as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

8.2     Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

However, any Restricted Stock or Restricted Stock Unit that vests based on the Participant’s continued Service as an Employee, Director or Consultant may not become exercisable in whole or in part prior to the expiration of a one (1) year period of such continued Service following its date of grant. Notwithstanding the foregoing sentence, the Committee shall have the power and the discretion to provide for the vesting of Restricted Stock and Restricted Stock Units in less than one (1) year following the date of grant in the event a Participant’s continued Service as an Employee, Director or Consultant terminates due to death or disability or following a Change in Control, and to provide for vesting in less than one (1) year for a number of Shares that in the aggregate (including Shares under any Stock-Based Awards that vest less than one (1) year from their dates of grant and any Options and SARs exercisable less than one (1) year from their dates of grant) are limited to a number of Shares that does not exceed five percent (5%) of the total number of Shares set forth in Section 4.1.

8.3     Transferability. Except as provided in this Article 8, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

8.4     Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, restrictions under applicable federal or state securities laws, or any holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine. The Committee’s determination regarding the form of payout of Restricted Stock Units shall be set forth in the Award Agreement pertaining to the grant of the Restricted Stock Units.

8.5    Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following:

“The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Central Pacific Financial Corp.’s 2023 Stock Compensation Plan, and in the associated Restricted Stock Award Agreement. A copy of the Plan and such Restricted Stock Award Agreement may be obtained from the Central Pacific Financial Corp.”

8.6     Voting Rights. To the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder shall have the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.7     Dividends and Dividend Equivalents. During the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to Restricted Stock or dividend equivalents with respect to Restricted Stock Units while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock, or Restricted Stock Units and such dividends or dividend equivalents may be subject to accrual, forfeiture, or payout restrictions as determined by the Committee, provided that such dividends or dividend equivalents shall be paid or provided in a manner compliant with Section 409A of the Code.

8.8     Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

8.9     Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9. Performance Shares and Performance Units

9.1     Grant of Performance Shares and Performance Units. Subject to the terms of the Plan, Performance Shares and/or Performance Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

9.2     Value of Performance Shares and Performance Units. Each Performance Share shall have an initial value equal to the FMV of a Share on the date of grant. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Shares/Performance Units that will be paid out to the Participant.

9.3     Earning of Performance Shares and Performance Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares/Performance Units shall be entitled to receive payout on the value and number of Performance Shares/Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. Notwithstanding the foregoing, the Company has the ability to require the Participant to hold the Shares received pursuant to such Award for a specified period of time.

9.4     Form and Timing of Payment of Performance Shares and Performance Units. Payment of earned Performance Shares/Performance Units shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Shares/Performance Units in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Shares/Performance Units as soon as practicable after the end of the applicable Performance Period, but in no event later than 2 ½ months following the end of the calendar year in which such Performance Period ends; provided, however, that any Shares may be granted subject to restrictions deemed appropriate by the Committee, but only if the terms of such restrictions are compliant with Section 409A of the Code. The determination of the Committee with respect to the form of payout of each such Award shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5     Dividend Equivalents. At the discretion of the Committee, Participants holding Performance Shares may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividends may be subject to accrual, for- feiture, or payout restrictions as determined by the Committee in its sole discretion, provided that such dividends or dividend equivalents shall be paid or provided in a manner compliant with Section 409A of the Code.

9.6     Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares and/or Performance Units following termination of the Participant’s employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Shares or Performance Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

9.7     Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Shares/Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights with respect to any Performance Shares/Performance Units shall be exercisable during his or her lifetime only by such Participant.

Article 10. Stock-Based Awards

10.1     Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may entail the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.2     Value of Stock-Based Awards. Each Stock-Based Award shall have a value based on the value of a Share, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.3     Earning of Stock-Based Awards. Subject to the terms of this Plan, the holder of Stock-Based Awards shall be entitled to receive payout on the number and value of Stock-Based Awards earned by the Participant, to be determined as a function of the extent to which applicable performance goals, if any, have been achieved.

10.4       Form and Timing of Payment of Stock-Based Awards. Payment of earned Stock-Based Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Stock-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate FMV equal to the value of Shares subject to the earned Stock-Based Awards. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of each such Award shall be set forth in the Award Agreement pertaining to the grant of the Award.

However, any Stock-Based Award that vests based on the Participant’s Service as an Employee, Director or Consultant may not become exercisable in whole or in part prior to the expiration of a one (1) year period of such continued Service following its date of grant. Notwithstanding the foregoing sentence, the Committee shall have the power and the discretion to provide for the vesting of Stock-Based Awards in less than one (1) year following the date of grant in the event a Participant’s continued Service as an Employee, Director or Consultant terminates due to death or disability or following a Change in Control, and to provide for vesting in less than one (1) year for a number of Shares that in the aggregate (including any Shares under Restricted Stock and Restricted Stock Units that vest less than one (1) year from their dates of grant and any Options and SARs exercisable less than one (1) year from their dates of grant) are limited to a number of Shares that does not exceed five percent (5%) of the total number of Shares set forth in Section 4.1. For avoidance of doubt, Shares issued under the Plan to Directors in payment of annual Board and committee chair retainers are not subject to the provisions of this paragraph and are not to be taken into account in applying the corresponding restrictions applicable to Options, SARs, Restricted Stock and Restricted Stock Units.

10.5     Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive Stock-Based Awards following termination of the Participant’s employment with the Company, its Affiliates, and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

10.6     Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Stock-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights with respect to any Stock-Based Awards shall be exercisable during the Participant’s lifetime only by the Participant.

10.7     Dividend Equivalents. At the discretion of the Committee, Participants holding Stock-Based Awards may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividends may be subject to accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion, provided that such dividends or dividend equivalents shall be paid or provided in a manner compliant with Section 409A of the Code.

Article 11. Performance Measures

At the time of grant of any Performance Shares, Performance Units or other performance-based Awards, the Committee shall establish the business criteria, financial metrics, personal objectives and/or other performance-related benchmarks (“Performance Measures”) that are to be used to assess the level of achievement of performance goals and determine the resulting level of payment or vesting of such Performance Shares, Performance Units or other performance-based Awards. The Performance Measures, the Performance Period over which the Performance Measures are to be assessed, and the manner in which such Performance Measures are to be applied in determining payment or vesting of Awards shall be set forth in the Award Agreements for such Awards. Each Performance Measure may be designated to apply on a “core” basis, where at the discretion of the Committee certain non-recurring items may be excluded for purposes of determining the attainment of the Performance Measure(s). In addition, any Performance Measure(s) may be used to measure the performance of the Company as a whole, or of any Subsidiary, Affiliate or business unit of the Company, in comparison with peer group performance or to a published or special index, or any combination of the foregoing, as the Committee, in its sole discretion, deems appropriate. Without limiting the generality of the preceding sentences, the Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) reorganization or restructuring programs; (e) extraordinary or nonrecurring items; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. Notwithstanding the foregoing, the Committee also has the authority to provide for accelerated vesting of any Award that otherwise would be based on the achievement of performance goals pursuant to the Performance Measures.

Article 12. Beneficiary Designation

A Participant’s “beneficiary” is the person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. If authorized by the Committee, a Participant may designate a beneficiary or change a previous beneficiary designation at any time by using any forms and following any procedures approved by the Committee for that purpose. If no beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death the beneficiary shall be the Participant’s estate.

Notwithstanding the provisions above, the Committee may in its discretion, after notifying the affected Participants, modify the foregoing requirements, institute additional requirements for beneficiary designations, or suspend the existing beneficiary designations of living Participants or the process of determining beneficiaries under this Article 12, or both. If the Committee suspends the process of designating beneficiaries on forms and in accordance with procedures it has approved pursuant to this Article 12, the determination of who is a Participant’s beneficiary shall be made under the Participant’s will and applicable state law.

Article 13. Deferrals and Share Settlements

Notwithstanding any other provision under the Plan, the Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, or with respect to the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units or the satisfaction of any requirements or performance goals with respect to Performance Shares, Performance Units, or Stock-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals, provided that such rules and procedures for any deferrals or deferral elections pursuant to this Article 13 shall comply in all respects with Section 409A of the Code.

Article 14. Rights of Employees and Consultants

14.1     Employment or Other Service. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or other Service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company, its Affiliates, and/or its Subsidiaries.

Neither an Award nor any benefits arising under this Plan shall constitute part of an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company, its Affiliates, and/ or its Subsidiaries for severance payments.

For purposes of the Plan, transfer of employment of a Participant between the Company, its Affiliates, and/or its Subsidiaries shall not be deemed a termination of employment. Additionally, the Committee shall have the ability to stipulate in a Participant’s Award Agreement that a transfer to a company that is spun-off from the Company shall not be deemed a termination of employment with the Company for purposes of the Plan until the Participant’s employment is terminated with the spun-off company.

14.2     Participation. No Employee, Director or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

14.3     Rights as a Shareholder. A Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 15. Change in Control

Subject to the requirements and limitations of Section 409A of the Code, if applicable, the Board or the Committee may provide for any one or more of the following consequences of a Change in Control on Awards:

15.1     Accelerated Vesting. In its discretion, the Board or the Committee may provide in the grant of any Award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability and/or vesting in connection with a Change in Control of each or any outstanding Award or portion thereof and Shares acquired pursuant thereto upon such conditions, including termination of the Participant’s employment or other Service prior to, upon, or following such Change in Control, and to such extent as the Board or the Committee shall determine.

15.2     Assumption, Continuation or Substitution of Awards. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof out- standing immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock. For purposes of this Section 15.2, if so determined by the Board or the Committee, in its discretion, an Award or any portion thereof shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each Share subject to such portion of the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a Share on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration is not solely common stock of the Acquiror, the Board or the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise of the Award for each Share to consist solely of common stock of the Acquiror equal in FMV to the per Share consideration received by holders of Shares pursuant to the Change in Control. If any portion of such consideration may be received by holders of Shares pursuant to the Change in Control on a contingent or delayed basis, the Board or the Committee may, in its discretion, determine such FMV per Share as of the time of the Change in Control on the basis of the Board’s or the Committee’s good faith estimate of the present value of the probable future payment of such consideration. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control. Notwithstanding the foregoing, Shares acquired upon exercise of an Award prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such Shares shall continue to be subject to all applicable provisions of the Award Agreement evidencing such Award except as otherwise provided in such Award Agreement.

15.3     Cash-Out of Outstanding Awards. The Board or the Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Share (including any Share for which vesting is accelerated, if so determined by the Board or the Committee, but without payment for any unvested Share) subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii)

other property which, in any such case, shall be have a value equal to the FMV of the consideration to be paid per Share in the Change in Control, reduced (but not below zero) by the exercise price or purchase price per Share, if any, under such Award. If any portion of such consideration may be received by holders of Shares pursuant to the Change in Control on a contingent or delayed basis, the Board or the Committee may, in its sole discretion, determine such FMV per Share as of the time of the Change in Control on the basis of the Board’s or the Committee’s good faith estimate of the present value of the probable amount of future payment of such consideration. In the event such determination is made by the Board or the Committee, an Award having an exercise or purchase price per Share equal to or greater than the FMV of the consideration to be paid per Share in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section 15.3 (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

Article 16. Amendment, Modification, Suspension, and Termination

16.1     Amendment, Modification, Suspension, and Termination. The Committee or Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part, provided that any such alteration, amendment, modification, suspension or termination of the Plan pursuant to this Article 16 shall be effected in a manner compliant with Section 409A of the Code. No amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

16.2     Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee shall make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan. Notwithstanding anything to the contrary, any adjustments pursuant to this Section 16.2 shall be effected in a manner compliant with Section 409A of the Code.

16.3     Amendment and Termination of Previously Granted Awards. Notwithstanding Section 16.1 or any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or any Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award. Amendments, suspensions or modifications of the Plan or any Award Agreement that may result in changes to the tax characterization of any Award, including loss of Incentive Stock Option treatment for any Options, shall not be considered to adversely affect any such Award in any material way.

16.4     No Repricing Without Shareholder Approval. Notwithstanding anything herein to the contrary, except as set forth in Section 4.2 and Article 15 hereof, without the prior approval of the Company’s shareholders pursuant to shareholder action occurring no more than twelve (12) months prior to such an event, (i) the Option Price of outstanding Options and the Grant Price of outstanding SARs may not be reduced, (ii) no outstanding Option or SAR that has an Option Price or Grant Price greater than the then current FMV may be canceled in exchange for cash or any other Award under the Plan, and (iii) no Option or SAR may otherwise be repriced with a lower Option Price or Grant Price or otherwise replaced or regranted with an Award having an Option Price, Grant Price or other Share purchase price that is lower than its original Option Price or Grant Price.

16.5     Regulatory Requirements. In addition, and without in any way limiting the foregoing statements in this paragraph and notwithstanding anything else stated in this Plan or any Award Agreement, this Plan and each Award Agreement shall be subject to the following conditions:

i.	Any term or provision in this plan that is interpreted, deemed or found by any governmental agency or by the Company to be in violation or potential violation of any law, guidance, rule, regulation, regulatory action, order or decree (hereinafter individually and collectively referred to as “Law”) will be modified to conform to the Law.

ii.	Golden parachute payments are prohibited under this plan or agreement.

iii.	Payments that require regulatory or other approval are prohibited unless and until such approval is obtained, and the Company shall have no obligation to seek such approval.

iv.	The Company will not grant Awards that may constitute excessive compensation under Law or by the Company.

v.	The Company will not grant Awards that threaten the Company’s safety and soundness.

vi.	The Company will not grant Awards that encourage excessive risk taking.

Except and unless specifically stated otherwise elsewhere in the Plan or in an Award Agreement or other document to which this section is made a part of, this section and everything stated in this section shall prevail and control in the event of any ambiguity or inconsistency between what’s stated in this section and what may be stated elsewhere in the Plan, an Award Agreement or other document.

16.6     Clawback and Other Provisions for Recovery or Termination of Awards. Any bonus, retention award, incentive compensation or any other payment paid under this plan or agreement is subject to recovery (clawback) by any governmental agency or by the Company if it is based on materially inaccurate statements of earnings, revenues or gains, or any performance criteria/metric or other criteria or metric that is found by any governmental agency or the Company to be materially inaccurate or to have encouraged unnecessary and/or excessive risk taking or if it otherwise is subject to recovery or clawback under any policy adopted by the Company and in effect from time to time, including any such policy adopted pursuant to any Law or stock exchange listing requirement.

Article 17. Withholding

17.1     Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign (including the Participant’s FICA obligation), required by law or regulation to be withheld with respect to any taxable event arising or as a result of this Plan.

17.2     Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of Awards granted hereunder, the Company may require or Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a FMV of a Share on the date the tax is to be determined equal to the tax that could be imposed on the transaction, provided that the Shares applied to such tax withholding with respect to an Award shall have a FMV that is no greater than the maximum statutory federal, state or local tax rates that could apply to the Award in the jurisdictions applicable to the Participant on the date that the amount of tax to be withheld is to be determined, or such other limitation as may be required by the accounting rules and regulations to maintain favorable equity accounting treatment for the Award. All elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 18. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 19. General Provisions

19.1     Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for Cause, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

19.2     Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

19.3     Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
19.4     Investment Representations. The Committee may require each Participant receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

19.5     Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Consultants, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(b)	Determine which Employees and Consultants outside the United States are eligible to participate in the Plan;

(c)	Modify the terms and conditions of any Award granted to Employees or Consultants outside the United States to comply with applicable foreign laws:

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 19.5 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.

19.6     Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

19.7     Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Affiliates, and/or its Subsidiaries may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company, its Affiliates, and/or its Subsidiaries and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company, its Affiliates, and/or its Subsidiaries under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be an employee benefit plan subject to ERISA.

19.8     No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

19.9     Retirement and Welfare Plans. The Awards under this Plans will not be included as “compensation” for purposes of computing benefits payable to any Participant under the Company’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

19.10     No Right to Continued Employment or Service. Participation in this Plan or the receipt of any Award shall not be construed as a promise or guarantee of future or continued employment, or as stating provisions or terms of employment. The Company and its employees recognize their mutual right to end their employment relationship at any time, and acknowledge that such relationship is one of employment-at-will. Regardless of the provisions of this Plan or of any Award Agreement, subject to the express terms and conditions of any applicable employment agreement or other services agreement, the Company may terminate the employment of any Employee or the services of any Consultant in its sole and absolute discretion and at any time and for any reason.

Article 20. Legal Construction

20.1     Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

20.2     Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.3     Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall receive the consideration required by law for the issuance of Awards under the Plan.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20.4     Securities Law Compliance. The Company may use reasonable endeavors to register Shares allotted pursuant to the exercise of an Award with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any national or foreign securities laws, stock exchange, or automated quotation system. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

20.5     Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Hawaii, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Hawaii, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

20.6     Section 409A of the Code. It is the Company’s intent that payments under the Plan are exempt from, and do not constitute “deferred compensation” subject to, Section 409A of the Code and that the Plan be administered accordingly. If and to the extent that any payment is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A of the Code and is payable hereunder to a Participant by reason of his termination of employment, then (a) such payment or benefit shall be made or provided to the Participant only upon a “separation from service” as defined for purposes of Section 409A of the Code under applicable regulations and (b) if the Participant is a “specified employee” (within the meaning of Section 409A of the Code and as determined by the Company), such payment shall not be made or provided before the date that is six months after the date of the Participant’s separation from service (or his earlier death). Neither the Company nor its affiliates shall have any liability to any Participant, Participant’s spouse or other beneficiary of any Participant’s spouse or other beneficiary of any Participant or otherwise if the Plan or any amounts paid or payable hereunder are subject to the additional tax and penalties under Section 409A of the Code.